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                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders
of CVS Corporation:

We consent to incorporation by reference in the Registration Statements Numbers 333-49407, 33-40251, 333-34927, 333-28043, 33-17181, 2-97913, 2-77397 and
2-53766 on Form S-8 and 333-52055 on Form S-3 and 333-78253 on Form S-4 of CVS Corporation of our reports dated February 7, 2000, relating to the consolidated balance sheets of CVS Corporation and subsidiaries as of January 1, 2000 and December 26, 1998, and the related consolidated statement of operations, shareholders' equity and cash flows for each of the fifty-three week period ended January 1, 2000 and the fifty-two week periods ended December 26, 1998 and December 27, 1997, and the related financial statement schedule, which reports appear in the January 1, 2000 annual report on Form 10-K of CVS Corporation.



/s/ KPMG LLP
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KPMG LLP

Providence, Rhode Island
March 27, 2000